Exhibit 99.1

  Friendly Ice Cream Corporation Reports First Quarter 2004 Results; Completes
    Private Offering of $175 Million Principal 8.375% Senior Notes Due 2012

     WILBRAHAM, Mass.--(BUSINESS WIRE)--April 26, 2004--Friendly Ice Cream Corporation (AMEX: FRN) today reported a net loss for the three-months-ended March 28, 2004 of $5.1 million, or $0.68 per share, compared to a net loss of $1.5 million, or $0.20 per share, reported for the three-months-ended March 30, 2003. The 2004 first quarter results include $5.9 million in pre-tax expenses, $4.1 million after-tax or $0.55 per share, for debt retirement and restructuring costs, net of a gain on litigation settlement. Comparable restaurant sales increased 4.2% for company-operated restaurants and 6.5% for franchise restaurants. Including results of the current quarter, the Company has reported thirteen consecutive quarters of positive comparable restaurant sales.
     Total company revenues for the three-months-ended March 28, 2004 were $130.8 million, an increase of 1.6%, as compared to total revenues of $128.7 million for the three-months-ended March 30, 2003. During the quarter, restaurant revenues were negatively impacted by $2.9 million as a result of the re-franchising of seventeen company restaurants.
     "We are very pleased with the continued revenue growth in both our company and franchise restaurants," stated John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream. "Thirteen consecutive quarters of positive comparable restaurant sales is the result of continued improvements to guest satisfaction and targeted marketing. We have recently initiated a program to reinforce proper labor scheduling techniques to insure that our revenue growth results in improved profitability."
     Cutter continued, "During the first quarter, we focused on refining the look and capital efficiency of our Impact re-modeling program. The Impact program enhances the guest experience by improving the appearance of our restaurants and reinforces our 68-year ice cream heritage. We plan to re-model four company restaurants during the second quarter with 40 to 50 re-models planned for the year. Also during the quarter, our franchisees opened two new franchise restaurants."

     Business Segment Results

     In the 2004 first quarter, pre-tax income in the restaurant segment was $5.5 million, or 5.3% of restaurant revenues, compared to $6.3 million, or 6.1% of restaurant revenues, in the first quarter 2003. The decrease in pre-tax income was mainly due to the re-franchising of seventeen company restaurants during the quarter. Also, restaurant labor and benefits increased due to training costs associated with the rollout of a new point of sale register system along with higher expenses for liability insurance, supplies and utilities. Partially offsetting these increased costs was a 4.2% improvement in comparable company restaurant sales.
     Pre-tax income in the Company's foodservice segment was $2.7 million in the first quarter of 2004 compared to $2.5 million in the first quarter 2002. The increase was mainly due to increased sales to franchisees. Case volume in the Company's retail supermarket business declined by 10.2% following an increase of 5.4% in the first quarter of 2003. During the most recent quarter, the Company completed the process of converting the size of its retail supermarket ice cream container to 56-ounces from 64-ounces.
     Pre-tax income in the franchise segment increased in the first quarter to $2.0 million from $1.5 million in the prior year. The improvement is mainly due to increased royalty revenue from comparable sales growth of 6.5%, higher initial franchise fees from the re-franchising of seventeen restaurants and increased rental income from leased and sub-leased franchise locations.
     Corporate expenses of $12.3 million in the first quarter of 2004 increased by $0.3 million, or 3%, as compared to the first quarter of 2003 primarily due to higher costs for computer rentals and increased legal and professional fees. These increases were partially offset by lower depreciation expense.

     Debt Retirement Costs

     The Company recently completed the private offering of $175 million aggregate principal amount of 8.375% Senior Notes due 2012. The net proceeds from the offering, together with available cash and borrowings under the revolving credit facility, were used to purchase or to redeem the Company's 10.5% Senior Notes due December 1, 2007. In March 2004, $127.8 million of aggregate principal amount of 10.5% Senior Notes were purchased in a cash tender offer and in April 2004, the remaining $48.2 million of 10.5% Senior Notes were redeemed at 103.5% of the principal amount in accordance with the Senior Notes indenture. During the first quarter 2004, debt retirement costs of $6.9 million pre-tax were recorded: $5.1 million in premium and $1.8 million for the write-off of unamortized financing fees in connection with the cash tender offer. As a result of this transaction, the Company expects to reduce interest expense by approximately $3.8 million annually.

     Gain on Litigation Settlement

     Included in results for the three months-ended March 28, 2004, is a net pre-tax gain on litigation settlement of $3.6 million. In January 2004, a settlement was reached in a lawsuit filed by the Company against a former administrator of one of the Company's benefit plans. The settlement resulted in a one-time payment to the Company of approximately $3.8 million, which has been offset by an additional $0.2 million in legal and professional fees the Company incurred in 2004 as a result of the lawsuit.

     Restructuring Expenses

     During the 2004 first quarter, the Company recorded a pre-tax restructuring charge of approximately $2.6 million for severance and outplacement services associated with the elimination of approximately 20 permanent positions at corporate headquarters. The annual salaries and fringe benefits associated with these 20 positions is approximately $2.2 million.

     Investor Conference Call

     An investor conference call to review first quarter 2004 results will be held on Tuesday, April 27, at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at www.friendlys.com, or go to www.streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

     Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 530 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 69-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).


                    Friendly Ice Cream Corporation
                 Consolidated Statements of Operations
            (in Thousands, Except Per Share and Unit Data)
                              (Unaudited)

                                                 Quarter Ended
                                           Mar 28, 2004   Mar 30, 2003
                                           ------------   ------------

Restaurant Revenues                         $104,353        $103,168
Foodservice Revenues                          23,343          23,267
Franchise Revenues                             3,058           2,255
                                            ---------       ---------

TOTAL REVENUES                               130,754         128,690

COSTS AND EXPENSES:
  Cost of sales                               45,588          45,977
  Labor and benefits                          39,934          38,128
  Operating expenses                          25,052          24,288
  General and administrative expenses         10,697          10,063
  Restructuring expenses                       2,627             -
  Gain on litigation settlement               (3,644)            -
  Depreciation and amortization                5,606           5,627
Gain on franchise sales of restaurant
 operations and properties                     (906)             -
Loss on disposals of other property and
 equipment, net                                  171             573
                                            ---------       ---------

OPERATING INCOME                               5,629           4,034

OTHER EXPENSES:
Interest expense, net                          6,064           6,102
Other expenses, principally debt retirement
 costs                                         6,892             -
                                            ---------       ---------

LOSS BEFORE BENEFIT FROM INCOME TAXES        (7,327)          (2,068)

Benefit from income taxes                      2,198             579
                                            ---------       ---------

NET LOSS AND COMPREHENSIVE LOSS              $(5,129)        $(1,489)
                                            =========       =========

BASIC AND DILUTED NET LOSS PER SHARE          $(0.68)         $(0.20)
                                            =========       =========

WEIGHTED AVERAGE BASIC AND DILUTED SHARES      7,520           7,415
                                            =========       =========

NUMBER OF COMPANY UNITS:
Beginning of period                              380             387
Openings                                           -             -
Refranchised closings                            (17)            -
Closings                                          (1)             (2)
                                            ---------       ---------
End of period                                    362             385
                                            =========       =========

NUMBER OF FRANCHISED UNITS:
Beginning of period                              163             162
Openings                                           2               2
Refranchised openings                             17             -
Closings                                           -             -
                                            ---------       ---------
End of period                                    182             164
                                            =========       =========


              Friendly Ice Cream Corporation Consolidated
                       Statements of Operations
                     Percentage of Total Revenues
                              (Unaudited)


                                                   Quarter Ended
                                              Mar 28,2004  Mar 30,2003
                                              -----------  -----------

Restaurant Revenues                                79.8 %       80.2 %
Foodservice Revenues                               17.9 %       18.1 %
Franchise Revenues                                  2.3 %        1.7 %
                                              -----------  -----------

TOTAL REVENUES                                    100.0 %      100.0 %

COSTS AND EXPENSES:
  Cost of sales                                    34.9 %       35.7 %
  Labor and benefits                               30.5 %       29.6 %
  Operating expenses                               19.2 %       18.9 %
  General and administrative expenses               8.2 %        7.8 %
  Restructuring expenses                            2.0 %         -
  Gain on litigation settlement                    (2.8)%         -
  Depreciation and amortization                     4.3 %        4.4 %
Gain on franchise sales of restaurant
 operations and properties                         (0.7)%         -
Loss on disposals of other property and
 equipment, net                                     0.1 %        0.5 %
                                              -----------  -----------

OPERATING INCOME                                    4.3 %        3.1 %

OTHER EXPENSES:
Interest expense, net                               4.6 %        4.7 %
Other expenses, principally debt retirement
 costs                                              5.3 %         -
                                              -----------  -----------

LOSS BEFORE BENEFIT FROM INCOME TAXES              (5.6)%       (1.6)%

Benefit from income taxes                           1.7 %        0.4 %
                                              -----------  -----------

NET LOSS AND COMPREHENSIVE LOSS                    (3.9)%       (1.2)%
                                              ===========  ===========


                    Friendly Ice Cream Corporation
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                         March 28,2004    Dec. 28,2003
                                         -------------    ------------
                                          (unaudited)


                                Assets
                                ------

Current Assets:
  Cash and cash equivalents                   $56,650        $25,631
  Other current assets                         45,834         35,910
                                        -------------- --------------
Total Current Assets                          102,484         61,541

Deferred Income Taxes                             909            -

Property and Equipment, net                   164,322        167,109

Intangibles and Other Assets, net              28,158         23,802
                                        -------------- --------------

                                             $295,873       $252,452
                                        ============== ==============


                Liabilities and Stockholders' Deficit
                -------------------------------------

Current Liabilities:
  Current maturities of debt, capital
    lease and finance obligations             $50,618         $2,038
  Other current liabilities                    64,402         63,680
                                        -------------- --------------
Total Current Liabilities                     115,020         65,718

Deferred Income Taxes                               -          1,289

Capital Lease and Finance Obligations           7,428          5,773

Long-Term Debt                                226,640        227,937

Other Long-Term Liabilities                    49,363         49,761

Stockholders' Deficit                        (102,578)       (98,026)
                                        -------------- --------------

                                             $295,873       $252,452
                                        ============== ==============


                    Friendly Ice Cream Corporation
                Selected Segment Reporting Information
                            (in Thousands)


                                            For the Three Months Ended
                                           -------------- ------------
                                               March         March
                                               2004          2003
                                           -------------- ------------
Revenues before elimination of
 intersegment revenues:
  Restaurant                                    $104,353     $103,168
  Foodservice                                     53,362       52,326
  Franchise                                        3,058        2,255
                                           ---------------------------
    Total                                       $160,773     $157,749
                                           ===========================

Intersegment revenues:
  Foodservice                                   $(30,019)    $(29,059)
                                           ===========================

Revenues:
  Restaurant                                    $104,353     $103,168
  Foodservice                                     23,343       23,267
  Franchise                                        3,058        2,255
                                           ---------------------------
   Total                                        $130,754     $128,690
                                           ===========================

EBITDA (1):
  Restaurant (2)                                  $9,333      $10,081
  Foodservice (2)                                  3,532        3,189
  Franchise (2)                                    2,091        1,561
  Corporate (2)                                   (5,412)      (4,829)
  Gain (loss) on property and equipment, net         674         (341)
  Restructuring expenses                          (2,627)         -
  Gain on litigation settlement                    3,644          -
  Less pension benefit included in
   reporting segments                               (550)        (286)
                                           ---------------------------
    Total                                        $10,685       $9,375
                                           ===========================

Interest expense, net                             $6,064       $6,102
                                           ===========================

Other expenses, principally debt
 retirement costs                                 $6,892       $  -
                                           ===========================

Depreciation and amortization:
  Restaurant                                      $3,851       $3,799
  Foodservice                                        856          736
  Franchise                                           47           39
  Corporate                                          852        1,053
                                           ---------------------------
    Total                                         $5,606       $5,627
                                           ===========================

Net periodic pension benefit                       $(550)       $(286)
                                           ===========================

Income (loss) before benefit from income
 taxes (2):
  Restaurant                                      $5,482       $6,282
  Foodservice                                      2,676        2,453
  Franchise                                        2,044        1,522
  Corporate                                      (12,328)     (11,984)
                                           ---------------------------
                                                  (2,126)      (1,727)
  Gain (loss) on property and equipment, net         674         (341)
  Restructuring expenses                          (2,627)         -
  Gain on litigation settlement                    3,644          -
  Other expenses, principally debt
   retirement costs                               (6,892)         -
                                           ---------------------------
    Total                                        $(7,327)     $(2,068)
                                           ===========================

Certain amounts have been reclassified to conform with the current period presentation.

(1) EBITDA represents net loss before (i) benefit from income taxes,
    (ii) other expenses, principally debt retirement costs, (iii) interest expense, net, (iv) depreciation and amortization, (v) net periodic pension benefit and (vi) other non-cash items. The Company has included information concerning EBITDA in this schedule and its Form 10-Q because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.


    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-543-2400 x3317
             or
             Media Contact:
             Maura Tobias, 413-543-2400 x2814